                                                                      EXHIBIT 21

                         SUBSIDIARIES OF KINAM GOLD INC.
                   (All 100% owned unless otherwise indicated)



     Name of Subsidiary                         Jurisdiction of Incorporation
     ------------------                         -----------------------------
Compania Minera Kinam Guanaco*                  Chile
Compania Minera Maricunga**                     Chile
Electrum Resources Corp.                        Alaska
Fairbanks Gold Ltd.                             British Columbia
Fairbanks Gold Mining, Inc.                     Delaware
Guanaco Holdings, Inc.                          Delaware
Guanaco Mining Company, Inc.                    Delaware
Haile Mining Company, Inc.                      Delaware
Kinam (B.C.) Ltd.                               British Columbia
Kinam Chile Credit Corp., Inc.                  Delaware
Kinam Chile Finance Corporation                 Delaware
Kinam de Chile Ltda.                            Chile
Kinam Exploration, Inc.                         Delaware
Kinam Exploration Canada Ltd.                   Canada
Kinam Long Valley Corporation                   Delaware
Kinam Magadan Gold Corporation                  Delaware
Kinam Precious Metals, Inc.                     Delaware
Kinam Refugio, Inc.                             Delaware
Lancaster Mining Company, Inc.                  Delaware
Lassen Gold Mining, Inc.                        Delaware
Luning Gold Inc.                                Nevada
Melba Creek Mining, Inc.                        Alaska
Nevada Gold Mining, Inc.                        Delaware
Omolon Gold Mining Company***                   Russia
Piedmont Mining Company, Inc.                   South Carolina
Wind Mountain Mining, Inc.                      Delaware
Martha Holdings Limited                         New Zealand
Martha Mining Limited                           New Zealand
Waihi Financing Limited                         New Zealand
Waihi Mines Limited                             New Zealand
Waihi Resources Limited                         New Zealand

----------------

 *  90% owned.
**  50% owned.
*** 53% owned.